UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2020
Conn’s, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-34956	06-1672840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2445 Technology Forest Blvd., Suite 800 The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

(936) 230-5899
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CONN	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Reduction in Base Salary of Executive Officers

On April 6, 2020, Conn’s, Inc. (the “Company”) determined that, in light of the uncertainty created by the effects of the COVID-19 outbreak, the base salary for the Company’s Chief Executive Officer, Mr. Norman L. Miller, will be temporarily reduced by 25%. This reduction will be effective until such time as the Company’s Board of Directors (the “Board”) determine in their discretion that the effects of the COVID-19 outbreak have subsided.

Additionally, the base salary for certain other Company officers, including its named executive officers and its Section 16 officers, will be temporarily reduced by 20%. These reductions will be effective until such time as Mr. Miller determines in his discretion that the effects of the COVID-19 outbreak have subsided. These reductions in base salaries will be effective as of April 19, 2020.

Item 7.01. Regulation FD Disclosure.

Reduction in annual retainers for the Company’s Board of Directors

On April 6, 2020, the Company further determined that, effective April 19, 2020, in light of the uncertainty created by the effects of the COVID-19 outbreak, the annual cash retainer for each non-employee director serving on the Board will be reduced by 25% for the Company’s Fiscal Year 2021. This reduction will be effective until such time as the Board determines in its discretion that the effects of the COVID-19 outbreak have subsided.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN’S, INC.
Dated:	April 7, 2020	By:	/s/ Mark L. Prior
		Name:	Mark L. Prior
		Title:	General Counsel and Secretary